UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

Sono-Tek Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-16035

New York	14-1568099
(State of Incorporation)	(I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York	12547
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2018, the Board of Directors of Sono-Tek Corporation (the “Company”) elected Carol O’Donnell to serve as director of the Company. Ms. O’Donnell filled a vacancy on the Board created by the death of Edward Handler in July 2018.

Ms. O’Donnell is currently the Chief Executive Officer and Chief Compliance Officer of Protégé Partners, an industry leading firm investing in and seeding smaller and emerging hedge fund managers. Recently, she was a key member of the Protégé executive team that launched an affiliate business, MOV37, for which she also serves as Chief Executive Officer. Prior to joining Protégé Partners, Ms. O’Donnell was the Director of Legal and Compliance with DARA Capital US, Inc., a Swiss-owned boutique registered investment advisory and wealth management firm.  She also worked at Permal Group as General Counsel and Chief Compliance Officer, and was COO and General Counsel of Framework Investment Group.  Ms. O’Donnell is qualified to practice law in the States of New York and Connecticut.

Item 9.01: Financial Statements and Exhibits.

The Company issued a press release regarding the election of Carol O’Donnell to the Board of Directors, attached as exhibit 99.1

(d) Exhibits

99.1        Press Release dated November 16, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By: /s/ Stephen J. Bagley

    Stephen J. Bagley

Chief Financial Officer

November 21, 2018